SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

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Franchise Group, Inc.

(Name of Registrant as Specified In Its Charter)

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FRANCHISE GROUP, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

December 27, 2019

Dear Fellow Stockholder:

We are distributing this Notice of Stockholder Action by Written Consent (the “Notice”) and the accompanying Information Statement to the holders of common stock, par value $0.01 per share (the “Common Stock”), of Franchise Group, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the notice requirements of the General Corporation Law of the State of Delaware (the “DGCL”). The purpose of this Notice and the Information Statement is to notify the Company’s stockholders that, in lieu of a special meeting of the Company’s stockholders, and pursuant to Sections 228 and 242 of the DGCL, the holders of approximately 78.2% of the voting power of our total outstanding capital stock as of December 4, 2019 (the “Voting Stockholders”), have adopted by written consent (the “Written Consent”) the Franchise Group, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”). A copy of the 2019 Plan is attached to this Information Statement as Appendix A.

This Notice shall constitute notice to you of the taking by the Voting Stockholders of action by written consent under Section 228 of the DGCL. The Written Consent is the only stockholder action required to effect the 2019 Plan under the DGCL and our Certificate of Incorporation; no consents or proxies are being requested from our stockholders, and the Board of Directors is not soliciting your consent or proxy in connection with the 2019 Plan. The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Exchange Act. The Information Statement constitutes notice to you of the aforementioned corporate action to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 228 of the DGCL. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the action taken by the Voting Stockholders, including with respect to the adoption of the 2019 Plan. No meeting of our stockholders will be held nor proxies requested because we have received written consent to this matter from the Voting Stockholders who collectively hold a majority of the voting power of the aggregate issued and outstanding shares of our capital stock.

We intend to begin distributing this Notice and Information Statement to our stockholders on December 27, 2019. The record date established for purposes of determining the number of issued and outstanding shares of Common Stock, and thus the stockholders entitled to receive this Notice and Information Statement, was December 17, 2019.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN AND NO PROXIES ARE BEING SOLICITED IN CONNECTION WITH THE ACTION DESCRIBED HEREIN.

Sincerely,

Andrew M. Laurence Chairman of the Board of Directors Franchise Group, Inc.

Franchise Group, Inc.

1716 Corporate Landing Parkway

Virginia Beach, Virginia 23454

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”) of Franchise Group, Inc. (the “Company,” “we,” “us,” or “our”) in accordance with Rule 14c-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the General Corporation Law of the State of Delaware (the “DGCL”). The purpose of this Information Statement is to notify the Company’s stockholders of an action approved by the Company’s board of directors (the “Board”) and adopted by written consent in lieu of a meeting (the “Written Consent”) by the holders of record (the “Voting Stockholders”) of approximately 78.2% of the voting power of our outstanding capital stock as of December 4, 2019, pursuant to Sections 228 and 242 of the DGCL.

The ability of the Voting Stockholders to adopt the Franchise Group, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”) without a meeting of the stockholders is authorized by Section 228 of the DGCL and Section 3.12 of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), which provide that actions which may be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the outstanding stock entitled to vote thereon, and such consent shall have the same force and effect as a majority vote of the stockholders.

On November 10, 2019, based on the recommendation from the Compensation Committee, the Board approved the 2019 Plan and declaring its advisability. The Voting Stockholders adopted the 2019 Plan through the Written Consent on December 4, 2019. A copy of the form of the 2019 is attached to this Information Statement as Appendix A.

This Information Statement is being sent to you to notify you of the adoption of the 2019 Plan and shall constitute notice to you of the Voting Stockholders taking such action by written consent under Section 228 of the DGCL.

In order to eliminate the cost and time involved in holding a special meeting, and in order to adopt the 2019 Plan as described in this Information Statement, the Voting Stockholders, which own collectively a majority of the voting power of our outstanding capital stock, executed and delivered the Written Consent to us in accordance with Sections 228 and 242 of the DGCL and our Bylaws.

The record date established for purposes of determining the number of issued and outstanding shares of Common Stock, and thus the stockholders entitled to receive this Notice and Information Statement, was December 17, 2019 (the “Record Date”). This Information Statement is dated as of and is first being sent or given to our stockholders of record on or about December 27, 2019. We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and Regulation 14C of the Exchange Act.

As of the Record Date, there were approximately 18,242,681 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders, as well as approximately 1,886,667 shares of Company preferred stock, which each have the equivalent voting power of five shares of Common Stock. The required vote for the adoption of the 2019 Plan was a majority of the issued and outstanding shares of the Company entitled to vote. On December 4, 2019, the Voting Stockholders, as the holders of record of approximately 78.2% of the voting power of our outstanding capital stock as of December 4, 2019, executed the Written Consent approving the adoption of the 2019 Plan. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those stockholders who did not vote. The Voting Stockholders consist of B. Riley Financial, Inc. (“B. Riley”) and certain of its affiliates, Vintage Capital Management, LLC (“Vintage”) and certain of its affiliates and certain of the former equity holders of Buddy’s Newco, LLC (“Buddy’s), which the Company acquired in July 2019. Because stockholders holding a sufficient amount of the voting power of our capital stock have approved the 2019 Plan, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the adoption of the 2019 Plan.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Brian R. Kahn and Bryant R. Riley, as individuals and/or as individuals controlling certain of the entities included among the Voting Stockholders, are members of our Board of Directors (the “Board”). The Voting Stockholders have the ability to influence matters submitted to the vote of our stockholders, including the election of directors.

All of our directors, officers, consultants and employees are eligible to participate in, and receive awards under, the 2019 Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 17, 2019, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of December 17, 2019. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of capital stock shown that they beneficially own.

Our calculation of the percentage of beneficial ownership is based on approximately 27,676,013 shares of Common Stock outstanding as of December 17, 2019 on an as-converted basis, which is based on approximately 18,242,681 shares of our Common Stock outstanding as of December 17, 2019 and the approximately 9,433,332 shares of Common Stock issuable upon redemption of the approximately 9,433,332 common units of Franchise Group New Holdco, LLC, a wholly-owned direct subsidiary of the Company (“New Holdco Unit”), and approximately 1,886,667 shares of Company preferred stock that were issued in connection with the acquisition of Buddy’s to the former members of Buddy’s. Each share of Company preferred stock has the equivalent voting power of five shares of Common Stock. The former Buddy’s members may elect, following an initial six-month lockup period to cause New Holdco and the Company to redeem (a) one New Holdco Unit and (b) one-fifth of a share of Company preferred stock, respectively, in exchange for one share of Common Stock.

Shares of Common Stock subject to stock options currently exercisable, or exercisable within 60 days of December 17, 2019, and restricted stock units (“RSUs”) for which shares are issuable within 60 days of December 17, 2019, are deemed to be outstanding for computing the percentage ownership of the person holding those securities and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Franchise Group, Inc., 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454.

	Shares of Common Stock	Shares Subject to Options	Total Number of Shares Beneficially Owned	Voting Percent
5% Stockholders:
B. Riley Financial, Inc. (1)	4,105,728	—	4,105,728	14.8%
Cannell Capital, LLC (2)	1,348,648	—	1,348,648	4.9%
Nantahala Capital Management, LLC (3)	1,747,295	—	1,747,295	6.3%
Vintage Capital Management, LLC (4)	13,600,261	—	13,600,261	49.1%
Named Executive Officers and Directors:
Matthew Avril	77,273	13,889	91,162	*
Nicholas E. Bates (5)	—	—	—	*
Patrick A. Cozza	1,804	13,889	15,693	*
Thomas Herskovits	4,475	13,889	18,364	*
Brian R. Kahn (6)	13,602,066	13,889	13,615,955	49.2%
Andrew M. Laurence (7)	1,824	20,833	22,657	*

Lawrence Miller	1,804	13,889	15,693	*
G. William Minner, Jr.	1,804	13,889	15,693	*
Nicole Ossenfort (8)	—	—	—	*
Michael S. Piper (9)	50,356	58,333	108,689	*
Bryant R. Riley (10)	4,107,532	13,889	4,121,421	14.9%
Shaun York (11)	22,514	—	22,514	*
Kenneth M. Young	1,804	13,889	15,693	*
All executive officers and directors as a group (11 persons) (12)	17,821,706	131,945	17,953,651	64.6%

The shares of Common Stock listed in the table above are rounded down to the nearest whole share.

*	Represents beneficial ownership of less than 1%.

(1)

Based on Amendment No. 3 to the Schedule 13D filed by B. Riley Financial, Inc., BRC Partners Opportunity Fund, LP, B. Riley Capital Management, LLC, BRC Partners Management GP, LLC, B. Riley FBR, Inc., Dialectic Antithesis Partners, LP, and BR Dialectic Capital Management, LLC. (collectively, “B. Riley”) on October 28, 2019, including notice that B. Riley Financial, Inc. has sole voting and investment power as to 2,005,353 shares of Common Stock and shared voting and investment power as to 2,100,375 shares of Common Stock; BRC Partners Opportunity Fund, LP has shared voting and investment power as to 475,000 shares of Common Stock; B. Riley Capital Management, LLC has shared voting and investment power as to 625,000 shares of Common Stock; BRC Partners Management GP, LLC has shared voting and investment power as to 475,000 shares of Common Stock; B. Riley FBR, Inc. has shared voting and investment power as to 1,475,375 shares of Common Stock; Dialectic Antithesis Partners, LP has shared voting and investment power as to 150,000 shares of Common Stock; and BR Dialectic Capital Management, LLC has shared voting and investment power as to 150,000 shares of Common Stock. The address for B. Riley is 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367.

(2)

Based on the Schedule 13G filed by Cannell Capital LLC (“Cannell”) on December 13, 2019, including notice that it has shared voting and investment power with respect to these shares of Common Stock. The address for Cannell is 245 Meriwether Circle, Alta, Wyoming 83414.

(3)

Based on the Schedule 13G filed by Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack (collectively, “Nantahala”) on February 14, 2019, including notice that it has sole voting and investment power with respect to these shares of Common Stock. In addition, Nantahala and certain of its affiliates purchased an aggregate of 633,446 shares of Common Stock in connection with $31.0 million of equity financing in order to partially fund the closing of the merger between the Company and Vitamin Shoppe, Inc. (“Vitamin Shoppe Equity Financing”). For more information regarding the Vitamin Shoppe Equity Financing, please see the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2019. The address for Nantahala is 19 Old Kings Highway S, Suite 200, Darien, Connecticut 06820.

(4)

Based on Amendment No. 9 to Schedule 13D filed by Vintage Capital Management, LLC, Kahn Capital Management, LLC and Brian R. Kahn (collectively, the “Vintage Persons”) on December 17, 2019, including notice that (i) the Vintage Persons share voting power with respect to approximately 8,662,535 shares of Common Stock (assuming the redemption of all New Holdco common units and shares of Company preferred stock beneficially owned by the Vintage Persons in exchange for shares of Common Stock), (ii) Mr. Kahn has sole voting power with respect to approximately 3,937,726 shares of Common Stock (assuming the redemption of all New Holdco common units and shares of Company preferred stock beneficially owned by the Vintage Persons in exchange for shares of Common Stock), and (iii) Mr. Kahn has shared voting power with respect to an additional 1,000,000 shares of Common Stock. The address for Vintage is 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819. The Vintage Persons disclaim beneficial ownership of these shares and units for all purposes.
(5)	Mr. Bates left the Company in June 2018.
(6)

Mr. Kahn serves as the founder and investment manager of Vintage and disclaims beneficial ownership of these shares and units for all purposes, except to the extent of his pecuniary interest therein. Mr. Kahn was appointed Chief Executive Officer in October 2019.

(7)	Mr. Laurence was appointed Executive Vice President in October 2019.
(8)	Ms. Ossenfort left the Company in June 2019.
(9)

Mr. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate L1, LLC, the Company’s subsidiary and parent of Liberty Tax Service (“Franchise Group Intermediate”) in October 2019 and no longer serves as an executive officer of the Company.

(10)	Mr. Riley serves as Chief Executive Officer and Chairman of B. Riley and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(11)	Mr. York left the Company in September 2019.
(12)

Includes Eric Seeton who was appointed Chief Financial Officer in October 2019 and beneficially owns 11,320 shares of Common Stock and Andrew Kaminsky who was named Executive Vice President and Chief Administrative Officer in October 2019 and beneficially owns 10,000 shares of Common Stock.

DESCRIPTION OF STOCKHOLDER ACTION

The Franchise Group, Inc. 2019 Omnibus Incentive Plan (also referred to in this Information Statement as the “2019 Plan” or the “Plan”) was adopted by the Board on November 10, 2019 and approved by stockholders on December 4, 2019, based on the recommendation of the Compensation Committee (for purposes of this discussion, the “Committee”) of the Board of Directors. The 2019 Plan, which reserves 5,000,000 shares of Common Stock for issuance, was effective upon receipt of the Written Consent.

The more significant features of the 2019 Plan are described below. The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2019 Plan. To aid your understanding, the full text of the 2019 Plan is provided in Appendix A to this Information Statement.

We consider the 2019 Plan to be an important element of our compensation programs and believe that the continued ability to grant equity-based awards at competitive levels is in the best interests of the Company and our stockholders.

Plan Highlights

The two complementary goals of the 2019 Plan are (1) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants to our Company and (2) to increase stockholder value by providing a direct link between stockholder value and executive compensation by offering the opportunity to acquire shares of Common Stock, receive monetary payments based on the values of such Common Stock or receive other incentive compensation. We strongly believe that the ability to grant equity awards is essential to our ability to retract, retain, and motive our executive officers, and also encourages our executive officers and non-employee directors to think and act in the best interests of stockholders by tying their compensation to the value of our Common Stock.

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Stock, of which 180,000,000 are shares of Common Stock and 20,000,000 are shares of Company preferred stock. As of December 17, 2019, there were 18,242,681 shares of Common Stock issued and outstanding. The market value of one share of Common Stock on Nasdaq Global Market as of the close of market on December 17, 2019 was $21.00.

We believe our equity-based compensation programs are integral to our success. The 2019 Plan will allow us to grant equity and other incentive awards as an essential element that we believe will contribute to our future performance.

The number of shares reserved under the 2019 Plan, in our belief, represents an acceptable level of dilution to our existing shareholders in light of the benefits to our future performance that we expect the Plan to support. We estimate that the 5,000,000 shares reserved for issuance under the 2019 Plan could result in a maximum potential dilution to our existing stockholders of approximately 18% based on our current total of approximately 27,676,013 shares of Common Stock outstanding as of December 17, 2019 on an as-converted basis (calculated by taking the number of shares reserved under the 2019 Plan divided by the sum of the number of shares reserved plus the number of shares outstanding).

Effect of Approval

Simultaneously with stockholder approval of the 2019 Plan, the Company’s prior equity incentive compensation plan, 2011 Equity and Cash Incentive Plan (the “2011 Plan”), was terminated. No new awards will be granted under the 2011 Plan, although awards previously granted under the 2011 Plan and still outstanding will continue to be subject to all terms and conditions of the 2011 Plan.

Summary of the Plan

The following is a summary of the material provisions of the 2019 Plan. A copy of the 2019 Plan is attached to this Information Statement as Appendix A and is incorporated by reference into this Information Statement in its entirety. This summary is subject to the language of the 2019 Plan and the 2019 Plan shall control if there is any inconsistency between this summary and the 2019 Plan.

Administration. The Plan will be administered by the Committee or one or more of our officers to whom the Board or Committee has delegated authority, which are collectively referred to as the “Administrator.” Notwithstanding the foregoing, the Board may take any action that the Administrator is authorized to take under the 2019 Plan at any time. The Administrator will have the authority to interpret the Plan or award agreements entered into with respect to the Plan; make, change, and rescind rules and regulations relating to the Plan; make changes to, or reconcile any inconsistency in, the Plan or any award or agreement covering an award; and take any other action needed to administer the Plan.

Eligibility. The Administrator may designate any of the following as a participant under the Plan: any officer or employee, or individuals engaged to become an officer or employee, of our Company or our affiliates; consultants of our Company or our affiliates; and our directors, including our non-employee directors. We currently have nine directors, seven of whom are non-employee directors, and four executive officers.

Types of Awards. The Plan permits the Administrator to grant stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, RSUs, incentive awards, dividend equivalent units, or any other type of award permitted under the 2019 Plan. The Administrator may grant any type of award to any participant it selects, but only our employees or our subsidiaries’ employees may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our company or any affiliate, including the plan of an acquired entity).

Shares Reserved under the Plan. The 2019 Plan provides that 5,000,000 shares of Common Stock are reserved for issuance under the plan, subject to adjustment as described below. We may issue all reserved shares pursuant to the exercise of incentive stock options. The number of shares reserved for issuance under the Plan will be reduced when an award is granted by the maximum number of shares that may be issuable under such award. To the extent that shares are not issued under an award for any reason or shares are issued but are either forfeited or cancelled pursuant to the terms of the 2019 Plan or the award agreement, then the shares shall be re-credited to the 2019 Plan’s reserve and may again be subject to new awards.

Options. The Administrator may grant stock options and determine all terms and conditions of each stock option, which include the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option, and the grant date for the stock option. However, the exercise price per share of Common Stock may never be less than the fair market value of a share of Common Stock on the date of grant and the expiration date may not be later than 10 years after the date of grant. Stock options will be exercisable and vest at such times and be subject to such restrictions and conditions as are determined by the Administrator, including with respect to the manner of payment of the exercise price of such stock options.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”). A SAR is the right of a participant to receive cash in an amount, and/or Common Stock with a fair market value, equal to the appreciation of the fair market value of a share of Common Stock during a specified period of time. The Plan provides that the Administrator will determine all terms and conditions of each SAR, including, among other things: (i) whether the SAR is granted independently of an option or relates to an option, (ii) the grant date, which may not be any day prior to the date that the Administrator approves the grant, (iii) the number of shares to which the SAR relates, (iv) the grant price, which may never be less than the fair market value of our Common Stock as determined on the date of grant, (v) the terms and conditions of exercise or maturity, including vesting, (vi) a term that must be no later than 10 years after the date of grant, and (vii) whether the SAR will settle in cash, Common Stock or a combination of the two.

Performance and Stock Awards. The Administrator may grant awards of shares of Common Stock, restricted stock, RSUs, performance shares or performance units. Restricted stock means shares of Common Stock that are subject to a risk of forfeiture and/or restrictions on transfer, or both, which may lapse upon the achievement or partial achievement of performance goals (as described below) or upon the completion of a period of service, or both. An RSU grants the participant the right to receive cash and/or shares of Common Stock the value of which is equal to the fair market value of one share of Common Stock, to the extent performance goals are achieved or upon the completion of a period of service. Performance units give the participant the right to receive cash or shares of Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Common Stock, to the extent performance goals are achieved.

The Administrator will determine all terms and conditions of the awards including, but not limited to, (i) the number of shares and/or units to which the award results, (ii) whether, as a condition for the participant to realize all or a portion of the benefit provided under the award, one or more performance goals must be achieved such period as the Administrator specifies, (iii) the length of vesting and/or performance period and, if different, the date on which payment of the benefit provided under the award will be made, (iv) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Common Stock, and (v) with respect to performance units and RSUs, whether the awards will settle in cash, in shares of Common Stock (including restricted stock) or in a combination of the two.

Incentive Awards. The Administrator may grant incentive awards. An incentive award is the right to receive a cash payment to the extent one or more performance goals are achieved (or other requirements are met). The Administrator will determine all terms and conditions of an incentive award, including, but not limited to, (i) the performance goals (as described below) and the performance period, (ii) the potential amount payable, (iii) the timing of payment, and (iv) whether all or a portion of the performance goals subject to an award are deemed achieved upon a participant’s death, disability or retirement or such other circumstances as the Administrator may specify. While the Plan permits the granting of incentive awards, it does not restrict our ability to grant cash awards outside of the Plan.

Performance Goals. For purposes of the Plan, the Administrator may establish any performance goals to measure the level of performance. Performance goals may relate to one or more of the following measures, or other measures established by the Administrator, with respect to our Company or any one or more of our subsidiaries, affiliates, or other business units (singly or in combination): gross operating or net earnings before or after taxes; return on equity; return on capital; return on sales; return on investment; return on assets or net assets; earnings per share (basic or fully diluted and/or before or after taxes); cash flow (per share or otherwise); book value (per share or otherwise); total tax returns prepared; territories sold; territories opened; cash generated; leads generated; new customers generated; fair market value of the Company or any affiliate or shares of Common Stock; share price or total shareholder return; market share or market penetration; level of expenses or other costs; project completed; gross, operating or net revenue (by unit or otherwise); profitability or gross, operating or net margins (by unit or otherwise); net income; earnings before interest, taxes, depreciation and amortization; adjusted earnings before interest, taxes, depreciation and amortization; net worth; franchise system wide revenue; financial product revenue; new office openings; franchise sales, productivity ratios; objective measures of customer satisfaction; working capital; competitive market metrics; or peer group comparisons of any of the aforementioned business criteria. As to each performance goal, unless otherwise determined by the Administrator, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles and the Administrator may adjust any performance measure to include or exclude certain items, such as the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. Where applicable, the performance goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Dividend Equivalent Units. The Administrator may grant dividend equivalent units, which give the participant the right to receive a payment, in cash or shares of Common Stock, equal to the cash dividends or other distributions that we pay with respect to a share of Common Stock. The Administrator will determine all terms and conditions of a dividend equivalent unit award.

Other Stock-Based Awards. The Administrator may grant to any participant shares of unrestricted stock, as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (i) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (ii) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (iii) transfer an award without receiving any consideration.

Adjustments. If (i) we are involved in a merger or other transaction in which our shares of Common Stock are changed or exchanged, (ii) we subdivide or combine shares of Common Stock or declare a dividend payable in shares of Common Stock, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement), or other property, (iii) we effect a cash dividend that exceeds 10% of the fair market value of a share of Common Stock or any other dividend or distribution in the form of cash or a repurchase of shares of Common Stock that our Board determines is special or extraordinary, or that is in connection with a recapitalization or reorganization, or (iv) we are involved in any other event occurs that the Administrator determines necessitates an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (A) the number and type of shares subject to the Plan (including the number and type of shares) and which may, after the event, be made the subject of awards, (B) the number and type of shares of Common Stock subject to outstanding awards, (C) the grant, purchase, or exercise price with respect to any award, and (D) the performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Plan.

The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions we deem appropriate without affecting the number of shares of Common Stock otherwise reserved or available under the Plan.

Change of Control. In the event of a change of control of the Company, the Administrator may take one or more of the following actions: (i) accelerate the time period or deemed achievement of any performance goals, relating to the exercise or realization of any award, (ii) provide for the purchase of any award for an amount of cash or other property that could have been received upon the exercise or realization of such award had the award been currently exercisable or payable (or the cancellation of awards in exchange for no payment to the extent that no cash or other property would be received upon the exercise or realization of the award in such circumstances), (iii) adjust the terms of the award in a manner determined by the Administrator to reflect the change of control, (iv) cause an award to be assumed, or new rights substituted, by another entity, or (v) make such other provision as the Administrator may consider equitable and in the best interests of the Company. “Change of Control” is defined under the 2019 Plan and requires consummation of the applicable transaction.

Term of Plan. Unless earlier terminated by the Board, the Plan will remain in effect until the date all shares reserved for issuance have been issued, except that no incentive stock options may be issued if the term of the Plan extends beyond 10 years from the effective date without stockholder approval of such extension.

Termination and Amendment. The Board or Administrator may amend, alter, suspend, discontinue or terminate the Plan at any time, subject to the following limitations:

•	the Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law, or any other applicable law;

•

stockholders must approve any amendment to the 2019 Plan if we determine that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and

•

stockholders must approve any of the following 2019 Plan amendments: an amendment to materially increase the number of shares of Common Stock reserved under the 2019 Plan (except permitted adjustments under the 2019 Plan) or an amendment that would diminish the protection against repricing and backdating of options or SARs.

Subject to the requirements of the Plan, the Administrator may modify, amend or cancel any award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person(s) that may have an interest in the award, so long as any such action does not increase the number of shares of Common Stock issuable under the Plan. We need not obtain participant (or other interested party) consent for any such action (i) that is permitted pursuant to the adjustment provisions of the Plan, (ii) to the extent we deem the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our Common Stock is then traded, (iii) to the extent we deem the action is necessary to preserve favorable accounting or tax treatment of any award for us, or (iv) to the extent we determine that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) as may then have an interest in the award.

The authority of the Board and the Committee to terminate or modify the Plan or awards, and to otherwise administer the Plan with respect to outstanding awards, will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Repricing Prohibited. Except for the adjustments provided for in the Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Certain Federal Income Tax Consequences. The following summarizes certain U.S. federal income tax consequences relating to the 2019 Plan under current tax law.

Tax Consequences of Stock Options. The grant of a stock option will create no income tax consequences to us or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of Common Stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the exercise date).

In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences to us or the recipient. Upon the exercise or maturity of a SAR, the participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are delivered under the SAR, upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Restricted Stock. Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time over the amount paid, if any. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Stock on the date the restrictions lapse). If no election is made, the holding period begins at such time the restrictions on the restricted stock lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the election is made, the holding period begins on the grant date of the award. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Performance Units and Restricted Stock Units. The grant of a performance unit or RSU will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will generally be entitled to a corresponding deduction in the same amount and at the same time. If performance units or RSUs are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the employee received the shares).

Incentive Awards. A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding deduction in the same amount and at the same time.

Other Stock-Based Awards. A participant who receives shares of Common Stock pursuant to a stock award will recognize ordinary income equal to the fair market value of the shares received and we will generally be entitled to a corresponding deduction in the same amount and at the same time. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the employee received the shares).

Withholding. In the event that we or one of our affiliates are required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares acquired under an award, we may satisfy such withholding requirement by:

(i) deducting cash from any payments of any kind otherwise due the participant; or

(ii) withholding (or permitting the participant to elect withholding of) shares otherwise issuable under the award; or

(iii) cancelling (or permitting the participant to elect the cancellation of) shares otherwise vesting under the award; or

(iv) permitting the participant to tender back shares received in connection with such award or deliver other previously owned shares; or

(v) requiring the participant to pay cash, promptly on demand, or make other arrangements satisfactory to the Company or its affiliates regarding the payment to the Company or its affiliate of the aggregate amount of any such taxes and other amounts; provided that, if the participant fails to make such payment or other satisfactory arrangements, then the Administrator may cancel the award.

No Guarantee of Tax Treatment. Notwithstanding any provisions of the 2019 Plan, we do not guarantee that (i) any award intended to be exempt from Section 409A of the Code is so exempt, (ii) any award intended to comply with Section 409A or Section 422 of the Code does so comply, or (iii) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any of our affiliates be required to indemnify, defend, or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation. Section 162(m) of the Code limits our deduction to $1 million of compensation paid per person per year, including compensation arising from awards granted under the Plan, with respect to our covered employees.

Treatment of “Excess Parachute Payments.” The accelerated vesting or payment of awards under the 2019 Plan upon a change of control of our Company could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. In such event, we would not be able to deduct the excess parachute payments made to a participant. If the receipt of payment by a participant upon a change of control of our Company would result in the payment of the excise tax, then the amount of such payment will be reduced to the extent required to prevent the imposition of such excise tax.

The foregoing is only a summary of the effect of federal income taxation upon the Company and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits under the 2019 Plan.

Name and Position	Number of Units
Brian R. Kahn, Chief Executive Officer	200,000	(1)
	20,833	(1)
Eric Seeton, Chief Financial Officer	20,833	(2)
	110,000	(1)
Andrew M. Laurence, Executive Vice President	60,000	(2)
	70,000	(1)
Andrew Kaminsky, Executive Vice President and Chief Administrative Officer	55,000	(2)
	400,833	(1)
Executive Officer Group	135,833	(2)
Non-Executive Director Group	—
Non-Executive Officer Employee Group	65,000	(1)

(1)

Performance restricted stock units (“PRSUs”) were granted December 5, 2019. Each PRSU represents a contingent right to receive one share of the Company’s Common Stock. The maximum number of PRSUs is presented above. The resulting number of shares acquired upon vesting of the PRSU is measured as the absolute total share return of the price of Common Stock over a three-year performance period commencing on September 30, 2019 and ending on September 30, 2022 (the “Performance Period”). The Company’s total share return over the Performance Period will be measured against a peer group of companies selected by the Compensation Committee that is in effect on the date of grant. Vesting of the target level PRSUs will accelerate upon death or disability in an amount equal to the proportion of days in the Performance Period worked. Vesting of the target PRSUs may also accelerate in certain circumstances if there is a change in control of the Company during the Performance Period.

(2)

Restricted stock units were granted December 5, 2019. Each restricted stock unit represents the right to receive, at settlement, one share of Company Common Stock. Each year for three years starting October 2, 2020, one-third of the restricted stock units shall be come vested provided that the reporting person is in the employ of the Company at the time of such vesting.

Other than the anticipated grants to the executive officers and employees discussed above, no determination has yet been made as to the awards, if any, that any individuals who would be eligible to participate in the 2019 Plan will be granted in the future and, therefore, the benefits to be awarded under the 2019 Plan are not currently determinable.

Equity Compensation Plan Information. The following table sets forth information about our outstanding stock grants and remaining shares available under the 2011 Plan as of April 30, 2019.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	965,036	$10.82	1,442,641
Equity compensation plans not approved by security holders	—	—	—

Total	965,036	$10.82	1,442,641

COMPENSATION DISCUSSION AND ANALYSIS

Under federal securities laws, we are required to include our compensation discussion and analysis for the fiscal year ended April 30, 2019 (“Fiscal 2019”) (the “CD&A”), which discusses the compensation for our “named executive officers” set forth in detail in the Fiscal 2019 Summary Compensation Table and the other tables and accompanying footnotes that follow this section. This section explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and the decisions made in Fiscal 2019 for our named executive officers.

Our named executive officers during Fiscal 2019 consisted of the following individuals:

Name	Position(s)
Nicole Ossenfort (1)	former President and Chief Executive Officer

Michael S. Piper (2)	former Vice President, Chief Financial Officer

Shaun York (3)	former Vice President, Chief Operating Officer

Nicholas E. Bates (4)	former Vice President, Chief Financial Officer

(1) Ms. Ossenfort left the Company in June 2019.

(2)	Mr. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate in October 2019.
(3)	Mr. York left the Company in September 2019.
(4)	Mr. Bates left the Company in June 2018.

On October 2, 2019, Mr. Kahn was appointed President and Chief Executive Officer; Eric Seeton was appointed Chief Financial Officer; Mr. Laurence was appointed Executive Vice President; and Andrew Kaminsky was appointed Executive Vice President and Chief Administrative Officer of the Company. Because these appointments were made subsequent to the fiscal year end, they are currently not named executive officers. For information regarding the compensation arrangements for these new executive officers, please see the Company’s Current Report on Form 8-K filed on October 4, 2019. In connection with these appointments, on October 2, 2019, Mr. Turner was appointed President and Chief Executive Officer and, as noted above, Mr. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate.

Compensation Overview and Objectives

We strive to establish compensation practices that attract, retain and reward our senior management, and strengthen the mutuality of interests between our senior management and our stockholders. We believe that the most effective executive compensation program is one that is conservative, but competitive, and that aligns the compensation of our senior management with the creation of stockholder value. Under the oversight of the Compensation Committee, we have developed and implemented a pay-for-performance executive compensation program that rewards senior management for the achievement of certain financial performance objectives. We achieve the philosophies of pay-for-performance and alignment of senior management compensation with stockholder value creation primarily by providing a substantial portion of each executive’s total annual compensation through annual performance bonuses and grants of long-term equity compensation. For Fiscal 2019, the Compensation Committee tied the level of potential bonus payments for each of the named executive officers solely to Company-wide financial performance objectives.

Analysis of Risk Associated with Compensation Policies and Practices

The Compensation Committee oversees an annual review of our compensation programs to determine whether such programs encourage excessive risk-taking by our employees. Management and the Compensation Committee participated in the review, which included identification of the relevant compensation policies and practices, review of potential related risks, and analysis of risk-mitigating factors, including the Company’s system of internal controls and oversight. The Compensation Committee determined that the potential risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee took into account the structure of our compensation programs, the amount of cash compensation available to employees in the form of base salary, the involvement of the Compensation Committee in setting compensation for executive officers and in particular for those individuals who can commit the Company’s capital or who manage the Company’s risk, and the oversight of the Board of Directors in monitoring certain risk tolerances and internal controls.

Determination of Compensation

Our Compensation Committee is responsible for determining our compensation and benefit plans generally and has established and reviewed all compensatory plans and arrangements with respect to our named executive officers. The Compensation Committee meets not less than four times annually to specifically review and determine adjustments, if any, to all elements of compensation, including base salary, annual bonus compensation and long-term equity awards. The Compensation Committee annually evaluates the achievement of performance goals for the prior fiscal year and sets new performance goals for the current fiscal year. The Compensation Committee also meets additionally as needed to discuss compensation-related matters as they arise during the year. The Compensation Committee is also responsible for reviewing and approving total compensation packages for new executive officers, as well as severance payments for departing executive officers.

In addition, with respect to the compensation of our named executive officers, other than our Chief Executive Officer, the Compensation Committee seeks the input and recommendation of our Chief Executive Officer. Our Chief Executive Officer reviews each other named executive officer’s overall performance and contribution to the Company at the end of each fiscal year and makes recommendations regarding their compensation to the Compensation Committee. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee. Our current Chief Executive Officer does not, and our former Chief Executive Officer and former interim Chief Executive Officer did not, participate in any formal discussion with the Compensation Committee regarding his or her compensation.

The Compensation Committee does not generally rely on formulaic guidelines for determining the mix or levels of cash and equity-based compensation, but rather maintains a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to attain certain strategic and financial goals. Subjective factors considered in compensation determinations include an executive’s skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance and the sufficiency of total compensation potential and structure to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

In April 2018, the Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consultant, to provide a complete market analysis and assessment of the competitiveness of the Company’s executive compensation program. As part of its engagement, Pearl Meyer assisted the Compensation Committee in reviewing the compensation paid by a peer group of companies to assess the competitiveness of the compensation of our executives. The peer group selected by the Compensation Committee, in consultation with Pearl Meyer, for purposes of evaluating compensation of the executives consisted of sixteen publicly-traded companies chosen because of their comparable revenues and/or market capitalization, status and size as franchisors, and/or their participation in our industry or similar industries. The peer group consisted of the following companies:

•	K12, Inc.

•	CBIZ, Inc.

•	1-800-FLOWERS.COM, Inc.

•	Resources Connection, Inc.

•	Blucora, Inc.

•	Strayer Education Inc.

•	American Public Education, Inc.

•	GP Strategies Corporation

•	Capella Education Company

•	Nutrisystem, Inc.

•	Rosetta Stone, Inc.

•	Carriage Services, Inc.

•	Franklin Covey Co.

•	RE/MAX Holdings, Inc.

•	PRGX Global, Inc.

•	Cambium Learning Group, Inc.

In connection with the April 2018 compensation study by Pearl Meyer, the Compensation Committee approved, and the Company entered into, employment agreements with Messrs. Piper and York and Ms. Ossenfort. Those agreements, along with the agreements for the other named executive officers is further described in “Individual Compensation Arrangements with Named Executive Officers.”

2018 Say-on-Pay

The Compensation Committee values the input of our stockholders regarding the design and effectiveness of our executive compensation program. At the 2018 annual meeting of stockholders, the Company asked its stockholders to vote to approve, on an advisory basis, the Company’s executive compensation. Although the advisory stockholder vote on executive compensation was non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other executive officers. Approximately 99% of the stockholders who voted on the “say-on-pay” proposal at the 2018 annual meeting of stockholders approved the compensation of our named executive officers, while approximately 1% voted against the proposal. In light of such strong support, the Compensation Committee determined that no significant additional changes were needed to the executive compensation program for Fiscal 2019. Nonetheless, because market practice and our business needs continue to evolve, the Compensation Committee continually evaluates our compensation program and makes changes when warranted.

Components of Compensation for Fiscal 2019

For Fiscal 2019, the compensation provided to our named executive officers consisted of base salary, annual bonus, long-term equity-based compensation, retirement benefits and other benefits, each of which is described in more detail below. We believe that the mix of cash- and equity-based compensation, as well as the relationship of fixed to performance-based compensation, is properly balanced and provides us with an effective means to attract, motivate and retain our named executive officers, as well as reward them for creation of stockholder value.

Base Salary

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salary amounts are established at the time of each named executive officer’s initial employment with the Company, but are subject to upward adjustment by the Compensation Committee after its consideration of, among other factors, the scope of the executive’s responsibilities, individual performance for the prior year, the mix of fixed compensation to overall compensation and consistency with what the Compensation Committee considers to be the market standard for compensation paid to similarly-situated executives at other companies.

Annual Bonuses

The Company has an annual performance bonus plan (a short-term cash incentive bonus plan with annual financial, and in some cases, individual performance goals), through which we provide for cash bonus awards to certain of our senior employees, including all of our named executive officers. Annual bonuses, which are generally paid during June for the prior fiscal year’s performance, are intended to compensate executives for achieving annual company-wide financial goals and, in some instances, individual performance goals. Under our bonus plan, our Compensation Committee establishes a target bonus amount (expressed as a percentage of base salary) for each of our executives that would become payable upon the achievement of our corporate performance metrics, subject to the Compensation Committee discretion. Actual bonuses were to be based upon the achievement of the applicable performance objectives. No bonuses were to be earned under the bonus plan unless income before income taxes exceeded the prior year’s income before income taxes. Our Compensation Committee also had the discretion to award an additional bonus to the extent that the Company exceeded the target performance metrics.

The target bonus amounts for each named executive officer for Fiscal 2019 is set forth below:

Name	Adjusted EBITDA	Franchise Performance	Cost Reductions	Corporate Governance	Total Target Bonus as Percentage of Base Salary
Nicole Ossenfort	60%	15%	10%	15%	80%
Michael S. Piper	60%	15%	10%	15%	80%
Shaun York	60%	15%	10%	15%	80%
Nicholas E. Bates (1)	—%	—%	—%	—%	—%

(1)	Mr. Bates left the Company in June 2018, prior to February 15 of the fiscal year; therefore, according to his employment agreement, he was not eligible for a bonus in Fiscal 2019.

With respect to annual bonuses, the named executive officers who departed during Fiscal 2019 were either ineligible to receive an annual bonus or received negotiated amounts through their separation agreements.

Long-term equity compensation

2011 Equity and Cash Incentive Plan

Since 2011, equity compensation awards have been made under the 2011 Plan; however, our named executive officers will be eligible to receive awards under the 2019 Plan going forward.

Retirement Benefits

Each of our named executive officers have the opportunity to participate in our 401(k) plan on the same basis as our other employees. We believe that the 401(k) plan provides an enhanced opportunity for our named executive officers to plan for and meet their retirement savings needs. This plan is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Code. Under the 401(k) plan, participants may elect to make pre-tax savings deferrals of up to 86% of their compensation each calendar year, subject to annual limits on such deferrals (e.g., $18,000 and $18,500 in the 2017 and 2018 calendar years) imposed by the Code. Participants who attain age 50 also may elect to make certain catch-up contributions, subject to a separate annual limit on such contributions ($6,000 in both the 2017 and 2018 calendar years) imposed by the Code.

We may, in our discretion on an annual basis, make a matching contribution with respect to a participant’s elective deferrals and/or may make additional Company contributions. Historically, we have matched 50% of the amount contributed by a participant, up to 3% of the participant’s bi-weekly compensation subject to applicable limits pursuant to Section 401(a)(17) of the Code. Each of our named executive officers participated in our 401(k) plan during Fiscal 2019 and received matching contributions.

Perquisites and Other Benefits

In Fiscal 2019, our named executive officers were eligible to receive the same benefits, including life and health benefits, which were available to all employees.

Section 162(m)

The Compensation Committee has considered Section 162(m) of the Code when setting performance goals for our named executive officers. Section 162(m) of the Code generally set a limit of $1 million on the amount of compensation that we could deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. The Compensation Committee has considered Section 162(m)’s conditions for deductibility when structuring compensation arrangements for our executive officers, including our named executive officers. However, we believe that the Compensation Committee needs flexibility to pursue its incentive and retention objectives, even if this means that we would not be able to deduct a portion of executive compensation.

Section 162(m) was amended on December 22, 2017 by the Tax Cuts and Jobs Act. Under the Tax Cuts and Jobs Act, Section 162(m) will now apply to each employee who serves as the Company’s principal executive officer or principal financial officer during the taxable year, each other employee for the Company who is among the three most highly compensated officers during such taxable year, and any other employee who was a covered employee of the Company for any preceding taxable year beginning after December 31, 2016. In addition, the exception under Section 162(m) for performance-based compensation will no longer be available for compensation paid by the Company in taxable years beginning after December 31, 2017, except for certain grandfathered performance-based compensation.

Compensation Risk Assessment

As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may increase the likelihood of excessive risk taking, to determine whether they present a material risk to us. The Compensation Committee believes that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the various components of our overall compensation program, taken as a whole, do not encourage undesired or unintentional risk taking of a material nature. This conclusion is based on, among other factors, the level of base salaries paid by us, the balance of short-term and long-term incentive compensation, and the establishment of goals and thresholds in compensation plans and awards that are believed to be aggressive, but achievable. The Compensation Committee believes that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

Messrs. Avril, Cozza, Herskovits, Longfield, Miller, Minner, and Young served as members of our Compensation Committee during Fiscal 2019. No member of our Compensation Committee was, or was formerly, an officer or employee of the Company during Fiscal 2019. None of our executive officers served during Fiscal 2019 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

FISCAL YEAR 2019 COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis (the “CD&A”), and the Compensation Committee has reviewed and discussed the CD&A with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s proxy statement for the 2019 annual meeting of stockholders.

Members of the Compensation Committee:

Patrick A. Cozza (Chair)
Matthew Avril
G. William Minner, Jr.
Kenneth M. Young

EMPLOYMENT/SEVERANCE, NON-COMPETITION AND NON-SOLICITATION AGREEMENTS

We are parties to employment agreements with each of the Company’s named executive officers, the material terms of which are described below. The agreements are automatically renewed for successive one-year terms, unless the Company or the named executive officer gives the other written notice of non-renewal at least 90 days prior to the expiration of the term. These employment agreements entitle the named executive officers to severance benefits upon certain qualifying terminations of their respective employment. The following descriptions are summaries of these agreements and are qualified by reference to the full text of the employment agreements which are filed as exhibits to certain of the Company’s SEC filings.

Nicole Ossenfort, former President and Chief Executive Officer

On February 19, 2018, Ms. Ossenfort was appointed as the Company’s President and Chief Executive Officer. At the time of Ms. Ossenfort’s appointment, the Compensation Committee had not determined the compensatory arrangements for Ms. Ossenfort. However, on March 16, 2018, the Compensation Committee approved an interim annual base salary for Ms. Ossenfort in the amount of $400,000 for services provided on and after February 19, 2018 while the Compensation Committee continued its evaluation and review of the Pearl Meyer market analysis and assessment of the overall competitiveness of the Company’s executive compensation program.

Following the Compensation Committee’s review of the findings of Pearl Meyer, on June 1, 2018, the Company entered into an employment agreement with Ms. Ossenfort. Under Ms. Ossenfort’s employment agreement, she was entitled to an annual base salary of $450,000. Ms. Ossenfort also received a one-time signing bonus consisting of the following components: (i) $225,000 payable in cash, (ii) RSUs valued at $325,000 as of the date of grant which were to vest in three equal installments over a three-year period, and (iii) stock options valued at $325,000 as of the date of grant which were to vest in three equal installments over a three-year period. Ms. Ossenfort also received $75,000 in relocation bonus and was entitled to a housing stipend of $2,000 per month for the period of February 2018 through April 2019. Additionally, pursuant to her employment agreement, Ms. Ossenfort was entitled to an annual bonus with a target maximum of 80% of her base salary as of the last day of the previous fiscal year, if, as and when annual bonuses payable to other executive officers of the Company are paid.

The RSU awards and stock option awards as described above are subject to the terms and conditions set forth in the applicable plan and award agreements.

Finally, Ms. Ossenfort received certain standard employee and executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in her employment agreement.

Ms. Ossenfort left the Company on June 9, 2019. Ms. Ossenfort received certain amounts pursuant to the terms of her employment agreement, which is described under Actual and Potential Payments Upon Termination of Employment or Change of Control.

Michael S. Piper, former Chief Financial Officer

Following the Compensation Committee’s review of the findings of Pearl Meyer, on June 15, 2018, the Company entered into an employment agreement with Mr. Piper, the Company’s current Chief Financial Officer. Under the employment agreement, Mr. Piper is entitled to an annual base salary of $346,000. Mr. Piper also received a one-time signing bonus consisting of the following components: (i) $200,000 payable in cash, (ii) RSUs of the Company’s Common Stock valued at $285,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options to purchase 175,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the shares on the date of grant which vest in three equal installments over a three-year period. Mr. Piper is also entitled to an annual bonus with a target maximum of 80% of his base salary as of the last day of the previous fiscal year, and his eligibility for such annual bonus shall be determined on a basis consistent with other named executive officers.

The RSU awards and stock option awards as described above are subject to the terms and conditions set forth in the applicable plan and award agreements.

Finally, Mr. Piper receives certain standard employee and executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in his employment agreement.

Mr. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate in October 2019 and no longer serves as Chief Financial Officer of the Company.

Shaun York, former Chief Operating Officer

On February 19, 2018, Mr. York was appointed as the Company’s current Chief Operating Officer. At the time of Mr. York’s appointment, the Compensation Committee had not determined the compensatory arrangements for Mr. York. However, on March 16, 2018, the Compensation Committee approved an interim annual base salary for Mr. York in the amount of $300,000 for services provided on and after February 19, 2018 while the Compensation Committee continued its evaluation and review of the Pearl Meyer market analysis and assessment of the overall competitiveness of the Company’s executive compensation program.

Following the Compensation Committee’s review of the findings of Pearl Meyer, on June 1, 2018, the Company entered into an employment agreement with Mr. York which provided for an annual base salary of $300,000. Under Mr. York’s employment agreement, and in addition to base salary, he also received a one-time signing bonus consisting of the following components: (i) $150,000 payable in cash, (ii) RSUs of the Company’s Common Stock valued at $200,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options valued at $200,000 as of the date of grant which vest in three equal installments over a three-year period. Mr. York also received $90,000 in relocation bonus and was entitled to a housing stipend of $2,000 per month for the period of February 2018 through April 2019. Mr. York was entitled to an annual bonus with a target maximum of 80% of his base salary as of the last day of the previous fiscal year, if, as and when annual bonuses payable to other executive officers of the Company are paid.

The RSU awards and stock option awards as described above are subject to the terms and conditions set forth in the applicable plan and award agreements.

Finally, Mr. York received certain standard employee and executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in his employment agreement.

Mr. York left the Company on September 6, 2019. Mr. York received certain amounts pursuant to the terms of his employment agreement, which is described under Actual and Potential Payments Upon Termination of Employment or Change of Control.

EXECUTIVE COMPENSATION

Fiscal 2019 Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during the years ended April 30, 2019, 2018 and 2017. The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of our salaried employees.

Name and Principal Position	Fiscal Year Ended April 30,	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Nicole Ossenfort, former President and Chief Executive Officer (6)	2019	$444,231	$225,000		$325,000	$325,000	$—	$120,174	$1,439,405
	2018	124,615	—		—	—	—	385	125,000
Michael S. Piper, former Chief Financial Officer, former Vice President, Financial Products (7)	2019	294,100	200,000		285,000	300,000	—	233,945	1,313,045
	2018	160,259	—		—	—	—	448,737	608,996
	2017	237,893	—		350,003	—	—	7,137	595,033
Shaun York, former Vice President, Chief Operating Officer (8)	2019	300,000	150,000		200,000	200,000	—	133,169	983,169
	2018	77,446	—		—	—	—	3,276	80,722
Nicholas E. Bates, former Vice President, Chief Financial Officer (9)	2019	46,154	—		—	—	—	466,515	512,669
	2018	253,431	37,260	(5)	474,520	—	—	6,263	771,474

(1)

Amounts in this column reflect the grant date fair value of stock awards granted to each named executive officer under the Company’s 2011 Equity and Cash Incentive Plan, calculated in accordance with ASC Topic 718, based on the fair market value as determined by the Board of Directors, of the Company’s stock on the date of the grant. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for Fiscal 2019, included in our 2019 Annual Report.

(2)

Amounts in this column reflect the grant date fair value of the options granted to each named executive officer under the Company’s 2011 Equity and Cash Incentive Plan, calculated in accordance with ASC Topic 718, based on the fair market value, as determined by the Board of Directors, of the Company’s stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for Fiscal 2019, included in our 2019 Annual Report.

(3)	Amounts in this column were paid under the Company’s annual cash bonus plans. No bonuses were paid in Fiscal 2019, 2018 or 2017.
(4)

For all individuals, these amounts reflect the Company’s matching contributions under its 401(k) plan. The 2019 amount for Ms. Ossenfort includes a relocation and housing stipend of $103,714 and a transition recognition bonus of $4,500. The 2019 amount for Mr. Piper includes a settlement payment of $222,500 and a transition recognition bonus of $3,460. The 2019 amount for Mr. York includes a relocation and housing stipend of $118,714 and a transition recognition bonus of $3,000. The 2019 amount for Mr. Bates includes an incentive release payment of $153,294 and severance of $300,000. The 2018 amount for Mr. Piper includes severance/settlement payments of $445,000.

(5)	The bonus amounts for Mr. Bates in Fiscal 2018 reflect a retention bonus.
(6)

Ms. Ossenfort was appointed President and Chief Executive Officer in February 2018. In June 2018, Ms. Ossenfort entered into an employment agreement entitling her to an annual base salary of $450,000, a signing bonus of $225,000 payable in cash, RSUs valued at $325,000 as of grant date which were to vest in three equal installments over a three-year period, stock options valued at $325,000 as of grant date which were to vest in three equal installments over a three-year period, and a $75,000 relocation bonus, and a housing stipend of $2,000 per month for the period of February 2018 through April 2019. Ms. Ossenfort received $13,525 for serving on the Board in Fiscal 2018. Ms. Ossenfort left the Company in June 2019.

(7)

Mr. Piper left the Company as Vice President of Financial Products in September 2017 and rejoined as Chief Financial Officer in June 2018. In June 2018, Mr. Piper entered into an employment agreement entitling him to an annual base salary of $346,000, a signing bonus of $200,000 payable in cash, RSUs valued at $285,000 as of grant date which vest in three equal installments over a three-year period, and stock options valued at $300,000 as of grant date which vest in three equal installments over a three-year period. Mr. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate in October 2019 and no longer serves as Chief Financial Officer of the Company.

(8)

Mr. York was appointed Chief Operating Officer in February 2018. In June 2018, Mr. York entered into an employment agreement entitling him to an annual base salary of $300,000, a signing bonus of $150,000 payable in cash, RSUs valued at $200,000 as of grant date which vest in three equal installments over a three-year period, stock options valued at $200,000 as of grant date which vest in three equal installments over a three-year period, and a $90,000 relocation bonus, and a housing stipend of $2,000 per month for the period of February 2018 through April 2019. Mr. York left the Company in September 2019.

(9)	Mr. Bates was appointed Chief Financial Officer in December 2017 and left the Company in June 2018.

Grants of Plan Based Awards for Fiscal 2019

The following table sets forth information regarding grants of plan based awards to each of the named executive officers during Fiscal 2019.

					All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (4)
		Estimated Future Payments under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold	Target	Maximum
Nicole Ossenfort		$—	$360,000	$—	—	—	$—	$—
	6/1/2018	—	—	—	30,806	—	—	$325,000
	6/1/2018	—	—	—	—	149,083	10.55	325,000
Michael S. Piper		—	276,800	—	—	—	—	—
	6/15/2018	—	—	—	32,203	—	—	285,000
	6/15/2018	—	—	—	—	175,000	8.85	299,250
Shaun York		—	240,000	—	—	—	—	—
	6/1/2018	—	—	—	18,957	—	—	200,000
	6/1/2018	—	—	—	—	91,743	10.55	200,000
Nicholas E. Bates (5)		—	—	—	—	—	—	—

(1)

Because the adjusted EBITDA performance metric was not achieved, the Compensation Committee, in its discretion, determined that none of the named executive officers would receive a bonus payment for Fiscal 2019.

(2)	Represents RSUs.
(3)	Represents incentive stock option awards and non-qualifying option awards during Fiscal 2019. Each grant vests annually over a three-year period from the date of the grant.
(4)

Amounts in this column reflect the grant date fair value of the RSUs and options granted to each named executive officer under the Company’s 2011 Equity and Cash Incentive Plan, calculated in accordance with ASC Topic 718, based on the fair market value, as determined by the Board of Directors, of the Company’s stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 10 to the Company’s audited financial statements for Fiscal 2019, included in our 2019 Annual Report.

(5)	Mr. Bates left the Company in June 2018, prior to February 15 of the fiscal year; therefore, according to his employment agreement, he was not eligible for a bonus in Fiscal 2019.

Outstanding Equity Awards at Fiscal 2019 Year End

The following table sets forth information regarding outstanding stock awards held by our named executive officers at April 30, 2019. All grants noted below were made under the 2011 Equity and Cash Incentive Plan.

		Number of Securities Underlying Unexercised Options (#)				Unvested Stock Awards
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Number (#)	Market Value ($) (1)
Nicole Ossenfort (4)	6/1/2018	—	149,083	$10.55	(2)	30,806	$277,254
Michael S. Piper	6/15/2018	—	175,000	8.85	(3)	32,203	289,827
Shaun York	6/1/2018	—	91,743	10.55	(2)	18,957	170,613
Nicholas E. Bates (5)		—	—	—	—	—	—

(1)	Amounts reflect the number of RSUs that have not vested multiplied by the market value of $9.00 per share, which was the closing market price of the Company’s Common Stock on April 30, 2019.
(2)	Options vest in annual installments in 2019, 2020, and 2021 with the expiration date for such options being five years after the date that they vested (June 1, 2024, 2025, and 2026, respectively).
(3)	Options vest in annual installments in 2019, 2020 and 2021 with the expiration date for such options being five years after the date that they vested (June 15, 2024, 2025 and 2026, respectively).
(4)	In connection with Ms. Ossenfort’s departure from the Company, the vesting of her equity awards accelerated in June 2019.
(5)	Mr. Bates did not have any equity awards outstanding at April 30, 2019.

Options Exercised and Stock Vested for Fiscal 2019

No named executive officers exercised stock options or had stock vest during the year ended April 30, 2019.

Non-Qualified Deferred Compensation for Fiscal 2019

In 2012, we adopted our Non-Qualified Deferred Compensation Plan (“NQDCP”), which became effective December 1, 2012. The NQDCP provides that executives who meet minimum compensation requirements are eligible to defer up to 100% of their salaries and up to 100% of their bonuses. We have agreed to credit the participants’ contributions with earnings that reflect the performance of certain independent investment funds. The benefits under this plan are unsecured and are general assets of the Company. Participants are generally eligible to receive payment of their vested benefit at the end of their elected deferral period or after termination of their employment with the Company for any reason or at a later date to comply with the restrictions of Section 409A of the Code. Participants may elect to receive their payments in a lump sum or installments. The Company does not make matching or other discretionary contributions to participant accounts.

There were no named executive officers who participated in our NQDCP during Fiscal 2019.

Fiscal 2019 Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our former President and Chief Executive Officer, Nicole Ossenfort, to the median of the annual total compensation of our other employees. We determined that, as of April 30, 2019, our employee population consisted of approximately 795 full-time, part-time, and seasonal employees. We excluded, for administrative convenience, our Canadian employees, who fell below the five percent de minimis threshold for exclusion based on our total employee population. We determined our median employee based on the gross wages (excluding equity awards, severance and bonuses) between May 1, 2018 and April 30, 2019 to each employee (other than our Chief Executive Officer and Canadian employees), employed as of April 30, 2019. The annual total compensation of our median employee (other than the Chief Executive Officer) was $14,822. Ms. Ossenfort served as our President and Chief Executive Officer from February 2018 to June 2019. The total compensation of Ms. Ossenfort was $1,439,405, which included her base salary as outlined in her employment agreement. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 97 to 1.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to apply different methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company. As such, the estimated ratio reported above should not be used as a basis for comparison between companies.

ACTUAL AND POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

None of our named executive officers for Fiscal 2019 had a change in control agreement. However, the employment agreements we entered into with each of the named executive officers entitle or entitled them to certain payments under their respective employment agreements upon certain qualifying terminations.

The following describes certain terms of the employment agreement with Mr. Piper as of April 30, 2019:

If Mr. Piper’s employment agreement is terminated for any reason, he will be entitled to receive: (i) the base salary earned but not yet paid for services rendered to the Company on or prior to the date on which the employment period ends; (ii) any annual bonus awarded by the Board prior to the date of the Company’s receipt of the notice of termination for services rendered in any fiscal year which had been completed prior to the date on which the employment period ends and which had not previously been paid (provided that the Board did not impose a requirement that he or she be employed on the payment date); (iii) any business expenses incurred on or prior to the date on which the employment period ends that are eligible for reimbursement in accordance with the Company’s expense reimbursement policies as then in effect; and (iv) any vested benefits to which he or she is entitled under the Company’s employee benefit plans and any welfare benefits to which he or she is entitled in accordance with the terms of the Company’s welfare plans (collectively, the “Accrued Rights”).

Subject to the execution of a form of release by Mr. Piper, as applicable, if, during the employment term his re-employment agreement is terminated by the Company without Cause (as defined in his employment agreement) or by Mr. Piper for Good Reason (as defined in his employment agreement), he will be entitled to receive: (i) an amount equal to the Accrued Rights, (ii) an amount equal to 12 months of his then-current base salary as severance, paid in equal installments continuing for a 12-month period following the date of termination; (iii) the accelerated vesting of any incentive stock awards, including, but not limited to, stock options, stock appreciation rights, restricted stock and dividend equivalent rights, that were not vested as of the date of his termination, (iv) continued medical insurance coverage at the Company’s expense for a period of 12 months following the date of termination, unless he becomes reemployed with another employer and is eligible to receive such benefits from that employer, and (v) to the extent permitted under the terms and conditions of any life insurance policy, the ability to convert such policy to an individual policy.

If Mr. Piper’s employment is terminated as a result of his death or Disability (other than as a consequence of Employment-Related Death or Disability), he is entitled to his Accrued Rights.

The following table shows actual and potential payments upon each named executive officer’s termination. The amounts calculated in the table assume the termination occurred on April 30, 2019 and that the named executive officer was paid in a lump sum payment. The employment agreements of Ms. Ossenfort and, Messrs. Piper and, York provide for multiple payments.

	Severance Compensation		Benefits and Perquisites
Name	Severance	Bonus	Unvested Stock Awards(1)	Welfare Benefits	Total
Nicole Ossenfort
Voluntary termination without Good Reason	$—	$—	$—	$—	$—
Voluntary termination for Good Reason	450,000	—	650,000	21,695	1,121,695
Termination by Company for Cause	—	—	—	—	—
Termination by Company without Cause	450,000	—	650,000	21,695	1,121,695
Employment-Related Death or Disability	450,000	—	650,000	21,695	1,121,695
Other Death	—	—	—	—	—
Other Disability	—	—	—	—	—
Michael S. Piper
Voluntary termination without Good Reason	—	—	—	—	—
Voluntary termination for Good Reason	346,000	—	460,000	—	806,000
Termination by Company for Cause	—	—	—	—	—

Termination by Company without Cause	346,000	—	460,000	—	806,000
Employment-Related Death or Disability	346,000	—	460,000	—	806,000
Other Death	—	—	—	—	—
Other Disability	—	—	—	—	—
Shaun York
Voluntary termination without Good Reason	—	—	—	—	—
Voluntary termination for Good Reason	300,000	—	400,000	22,575	722,575
Termination by Company for Cause	—	—	—	—	—
Termination by Company without Cause	300,000	—	400,000	22,575	722,575
Employment-Related Death or Disability	300,000	—	400,000	22,575	722,575
Other Death	—	—	—	—	—
Other Disability	—	—	—	—	—

(1)

Calculated based on the closing price of the Company’s Common Stock on April 30, 2019, which was $9.00 per share; and the exercise price of unvested options, which ranges between $8.85 and $10.55 per share and RSUs.

Severance Payments Upon Termination

Nicole Ossenfort. On June 9, 2019, Ms. Ossenfort provided notice of her resignation, effective on June 9, 2019. Under the terms of a release agreement entered into between the Mr. Ossenfort and the Company, Ms. Ossenfort received a cash payment of $487,500 and her RSU and stock option grants with a value of $216,669 and $216,668, respectively, vested. In addition, Ms. Ossenfort will receive 12 months of continued coverage at our expense under any medical, dental, life insurance and disability policies, with an approximate value of $19,538, unless Ms. Ossenfort becomes reemployed with another employer and is eligible to receive such welfare benefits from that employer. The separation and release agreement satisfied all obligations under Ms. Ossenfort’s employment agreement.

Nicholas E. Bates. On May 9, 2018, Mr. Bates provided notice of his resignation, effective on June 15, 2018. Under the terms of a separation and release agreement entered into between the Mr. Bates and the Company, Mr. Bates received a cash payment of $453,246. In addition, Mr. Bates will receive 12 months of continued coverage at our expense under any medical, dental, life insurance and disability policies, with an approximate value of $21,695, unless Mr. Bates becomes reemployed with another employer and is eligible to receive such welfare benefits from that employer. The separation and release agreement satisfied all obligations under Mr. Bates’s employment agreement.

Shaun York. On September 6, 2019, Shaun York resigned as the Company’s Chief Operating Officer effective immediately. In connection with his resignation, Mr. York entered into a release agreement with the Company on September 6, 2019, whereby Mr. York relinquished all rights to the Bonus (as defined in Section 3(c) of his initial employment agreement) and all rights to all unvested stock options and other equity awards. To facilitate a seamless operational transition, the Company entered into a consulting agreement with Mr. York, commencing on September 6, 2019 (the “Consulting Agreement”). The Consulting Agreement is month-to-month and provides that Mr. York will serve as a consultant to the Company on operational matters. Under the terms of the Consulting Agreement, Mr. York will receive $10,000 per month. The Consulting Agreement also provides that Mr. York may not disclose or use any confidential information of the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee director compensation is reviewed and approved by the Board based on the recommendations of the Compensation Committee of the Board. The Compensation Committee periodically reviews non-employee director compensation in an effort to determine if the Company pays competitive compensation to attract and retain highly-qualified directors. In Fiscal 2019, non-employee directors received the option of an annual retainer of $45,000 or an equal amount of compensation in the form of restricted stock. In addition, for those directors who served on the Audit Committee, Compensation Committee, Nominating Committee and Risk Committee, members received annual retainers of $10,000, $7,500, $5,000 and $5,000, respectively, and the chairpersons received annual retainers of $20,000, $10,000, $7,500 and $7,500, respectively. Our committee members are also entitled to receive this cash compensation in the form of restricted stock, if they so elect. For Fiscal 2019, we also granted each of our non-employee directors stock-based compensation in the form of stock options and RSUs in a total combined approximate annual value of $65,000. The Chairman of the Board of Directors receives compensation in an amount 50% greater relative to the other non-employee directors in an equal mix of cash and equity. Non-employee director compensation is unchanged for the fiscal year ending April 30, 2020.

The table below sets forth all compensation paid to our non-employee directors for Fiscal 2019. Information regarding Ms. Ossenfort’s compensation for Fiscal 2019 is included under “Executive Compensation.” Because Messrs. Kahn and Laurence are now executive officers of the Company, they no longer receive compensation for serving as directors.

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Option Awards (3) (4)	All Other Compensation	Total
Matthew Avril (5)	$40,652	$21,666	$43,334	$—	$105,652
Patrick A. Cozza (6)	60,054	21,666	43,334	—	125,054
Gordon D’Angelo (7)	12,989	—	—	—	12,989
Thomas Herskovits (8)	70,054	21,666	43,334	—	135,054
John T. Hewitt (9)	11,250	—	—	—	11,250
Brian R. Kahn (10)	42,228	21,666	43,334	—	107,228
Andrew M. Laurence (11)	51,033	32,499	64,999	—	148,531
Ross N. Longfield (12)	5,897	—	—	—	5,897
Ellen M. McDowell (13)	12,690	—	—	—	12,690
Lawrence Miller (14)	55,326	21,666	43,334	—	120,326
G. William Minner, Jr. (15)	74,348	21,666	43,334	—	139,348
Bryant R. Riley (16)	45,380	21,666	43,334	—	110,380
John Seal (17)	12,120	—	—	—	12,120
Kenneth M. Young (18)	40,652	21,666	43,334	—	105,652

(1)

Amounts in this column reflect the grant date fair value of the restricted stock and RSUs granted to each non-employee director under the Company’s 2011 Equity and Cash Incentive Plan, calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”), based on the fair market value, as determined by the Board of Directors, of the Company’s stock on the effective date of grant. Assumptions used in the calculation of these amounts for Fiscal 2019 are included in Note 10 to the Company’s audited financial statements for Fiscal 2019.

(2)

The value reported in the “Stock Awards” column represents RSUs granted to directors which generally vest and become subject to settlement 12 months after the date of grant. Each RSU represents the right to receive upon settlement of one share of the Company’s Common Stock. The aggregate amount of RSUs outstanding as of April 30, 2019 for each of Messrs. Avril, Cozza, Herskovits, Kahn, Miller, Minner, Riley and Young was 1,804 RSUs and 2,706 RSUs for Mr. Laurence. For each of the awards, the grant date fair value of these awards is calculated using the closing price of the Company’s Common Stock on the date prior to grant.

(3)

Amounts in this column reflect the grant date fair value of the options granted to each director, under the Company’s 2011 Equity and Cash Incentive Plan calculated in accordance with ASC Topic 718, based on the fair market value, as determined by the Board of Directors of the Company’s stock on the date of grant.

(4)

The aggregate number of option awards outstanding as of April 30, 2019 for each of Messrs. Avril, Cozza, Herskovits, Kahn, Miller, Minner, Riley and Young was 13,889 options and 20,833 options for Mr. Laurence. Messrs. D’Angelo, Hewitt, Longfield, McDowell and Seal did not have any options outstanding as of April 30, 2019.

(5)	Fees earned for Mr. Avril includes a $32,772 annual board retainer fee, a $4,728 Compensation Committee member retainer fee, and a $3,152 Risk Committee member retainer fee.
(6)	Fees earned for Mr. Cozza includes a $41,576 annual board retainer fee, a $9,239 Audit Committee member retainer fee, and a $9,239 Compensation Committee chairman retainer fee.
(7)	Mr. D’Angelo resigned from the Board effective August 2018. Fees earned for Mr. D’Angelo includes a $11,250 annual board retainer fee and a $1,739 Strategic Planning Committee member retainer fee.
(8)

Fees earned for Mr. Herskovits includes a $45,000 annual board retainer fee, a $3,696 Audit Committee member retainer fee, a $7,500 Nominating Committee chairman retainer fee, and a $13,858 Strategic Planning Committee chairman retainer fee.

(9)	Mr. Hewitt resigned from the Board effective August 2018. Fees earned for Mr. Hewitt includes a $11,250 annual board retainer fee.
(10)	Fees earned for Mr. Kahn includes a $32,772 annual board retainer fee, a $3,152 Nominating Committee member retainer fee, and a $6,304 Strategic Planning Committee member retainer fee.
(11)	Fees earned for Mr. Laurence includes a $41,577 annual board retainer fee, a $6,304 Audit Committee member retainer fee, and a $3,152 Risk Committee member retainer fee.
(12)

Mr. Longfield resigned from the Board effective May 2018. Fees earned for Mr. Longfield includes a $3,424 annual board retainer fee, a $761 Audit Committee member retainer fee, a $571 Compensation Committee member retainer fee, a $380 Nominating Committee member retainer fee, and a $761 Risk Committee chairman retainer fee.

(13)	Ms. McDowell resigned from the Board effective August 2018. Fees earned for Ms. McDowell includes a $11,250 annual board retainer fee and a $1,440 Risk Committee member retainer fee.
(14)

Fees earned for Mr. Miller includes a $41,576 annual board retainer fee, a $2,201 Compensation Committee member retainer fee, a $4,620 Nominating Committee member retainer fee, and a $6,929 Risk Committee chairman retainer fee.

(15)

Fees earned for Mr. Minner includes a $45,000 annual board retainer fee, a $20,000 Audit Committee chairman retainer fee, a $7,500 Compensation Committee member retainer fee, and a $1,848 Nominating Committee member retainer fee.

(16)	Fees earned for Mr. Riley includes a $32,772 annual board retainer fee, a $6,304 Audit Committee member retainer fee, and a $6,304 Strategic Planning Committee member retainer fee.
(17)	Mr. Seal resigned from the Board effective August 2018. Fees earned for Mr. Seal includes a $11,250 annual board retainer fee and a $870 Risk Committee member retainer fee.
(18)	Fees earned for Mr. Young includes a $32,772 annual board retainer fee, a $4,728 Compensation Committee member retainer fee and a $3,152 Nominating Committee member retainer fee.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and any reports prior to or subsequent to that date.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended April 30, 2019, and other reports filed under the Exchange Act (including this Information Statement), will be furnished without charge to stockholders upon written request directed to the Company’s Corporate Secretary at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454.

As permitted by the SEC, only one copy of this Notice and this Information Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of this Notice and this Information Statement. This is known as householding. The Company will promptly deliver, upon request, separate copies of this Notice and this Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this Notice and this Information Statement should be directed to the Corporate Secretary in writing at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454, Attention: Corporate Secretary, or by email at kathleen.curry@libtax.com.

The Company will pay the cost of preparing, filing and mailing this Notice and this Information Statement.

Sincerely,

Andrew M. Laurence Chairman of the Board of Directors Franchise Group, Inc.

Appendix A

FRANCHISE GROUP, INC.

2019 OMNIBUS INCENTIVE PLAN

1. Purposes, History and Effective Date.

(a) Purpose. The Franchise Group, Inc. 2019 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) Effective Date. This Plan will become effective on and after the Effective Date.

(c) Termination of Prior Plans. Prior to the Effective Date, the Company had in effect the JTH Holding, Inc. 2011 Equity and Cash Incentive Plan (the “Prior Plan”). Upon the Effective Date, the Prior Plan will terminate and no new awards will be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

2. Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a) “Act” means the Securities Act of 1933, as amended from time to time. Any reference to a specific provision of the Act shall include any successor provision thereto.

(b) “Administrator” means the Committee; provided that, to the extent the Board or Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such officer or officers. Notwithstanding the foregoing, the Board may take any action that the Administrator is authorized to take under the Plan at any time.

(c) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, an Incentive Award, Dividend Equivalent Units or any other type of award permitted under this Plan.

(e) “Beneficial Owner” means a Person, with respect to any securities which:

(i) such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase;

(ii) such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

(iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” has the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate, or if no such agreement is in effect, then except as otherwise determined by the Committee and set forth in an applicable Award agreement, “Cause” means (i) the Participant’s willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Affiliate or any supervisory personnel of the Participant; (ii) any criminal act or act of dishonesty or willful misconduct by the Participant that has (or is reasonably expected to have) a material adverse effect on the property, operations, business or reputation of the Company or any Affiliate; (iii) the material breach by the Participant of the terms of any confidentiality, non-competition, non-solicitation or other agreement that the Participant has with the Company or any Affiliate; (iv) the Participant’s breach of any fiduciary duty owed to the Company or any Affiliate; or (v) acts by the Participant of willful malfeasance, gross negligence or fraud in a matter of material importance to the Company or any Affiliate.

(h) “Change of Control” means, unless specified otherwise in an Award agreement, the occurrence of any of the following:

(i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing more than fifty percent (50%) of both the then outstanding shares of Stock of the Company and the combined voting power of the Company’s then outstanding voting securities; or

(ii) the consummation of a merger, consolidation or reorganization of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or reorganization of the Company, in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or reorganization, or (B) a merger, consolidation or reorganization effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date, pursuant to express authorization by the Board that refers to this exception) representing more than fifty percent (50%) of both the then outstanding shares of Stock of the Company and the combined voting power of the Company’s then outstanding voting securities; or

(iii) the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(j) “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of non-employee directors (at least two (2)) within the meaning of Rule 16b-3 to the extent necessary for Awards to be exempt from Section 16b of the Exchange Act.

(k) “Company” means Franchise Group, Inc., a Delaware corporation, or any successor thereto.

(l) “Director” means a member of the Board.

(m) “Disability” means, unless otherwise provided in the applicable Award agreement, a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

(n) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(o) “Effective Date” means the date the Board approves this Plan.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(q) “Fair Market Value” means, per Share on a particular date, (i) if the Shares are listed on a national securities exchange, the last sales price on that date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on such date, then on the last preceding date on which there was a sale on such exchange; or (ii) if the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on that date, or on the last preceding date on which there was a sale of Shares on that market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion. Notwithstanding the foregoing, in the case of the sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(r) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and as otherwise described in Section 10 of the Plan.

(s) “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(t) “Option” means the right to purchase Shares at a stated price for a specific period of time.

(u) “Participant” means an individual the Administrator selects to receive an Award.

(v) “Performance Goals” means any goals the Administrator establishes, which may relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: gross operating or net earnings before or after taxes; return on equity; return on capital; return on sales; return on investment; return on assets or net assets; earnings per share (basic or fully diluted and/or before or after taxes); cash flow (per share or otherwise); book value (per share or otherwise); total tax returns prepared; territories sold; territories opened; cash generated; leads generated; new customers generated; Fair Market Value of the Company or any Affiliate or shares of Stock; share price or total shareholder return; market share or market penetration; level of expenses or other costs; project completed; gross, operating or net revenue (by unit or otherwise); profitability or gross, operating or net margins (by unit or otherwise); net income; earnings before interest, taxes, depreciation and amortization; adjusted earnings before interest, taxes, depreciation and amortization; net worth; franchise system wide revenue; financial product revenue; new office openings; franchise sales, productivity ratios; objective measures of customer satisfaction; working capital; competitive market metrics; or peer group comparisons of any of the aforementioned business criteria. As to each Performance Goal, unless otherwise determined by the Administrator, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles and the Administrator may adjust any performance measure to include or exclude certain items, such as the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(w) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(x) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(y) “Person” means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

(z) “Plan” means this Franchise Group, Inc. 2019 Omnibus Incentive Plan, as amended from time to time.

(aa) “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(bb) “Restricted Stock Unit” means the right to receive a cash payment and/or Shares the value of which is equal to the Fair Market Value of one Share.

(cc) “Retirement” means the Participant’s Termination of Service on or after qualifying for early, normal or late retirement in accordance with the Company’s written policies for retirement.

(dd) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ee) “Share” means a share of Stock.

(ff) “Stock” means the common stock of the Company, par value of $0.01 per share.

(gg) “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(hh) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(ii) “Termination of Service” means, unless otherwise determined by the Administrator, the date that a Participant ceases to provide service, in any capacity, to the Company and its Affiliates in accordance with the following:

(i) a Participant who transfers employment between the Company and one of its Affiliates, or between Affiliates, will not be considered to have a Termination of Service as a result of such transfer;

(ii) a Participant who ceases to be a Non-Employee Director, a non-employee director of an Affiliate, or a consultant or advisor because he or she becomes an employee of the Company or an Affiliate shall not be considered to have Termination of Service as a result of such change in status;

(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have a Termination of Service as a result of such change in status;

(iv) a Participant employed by an Affiliate will be considered to have a Termination of Service when such entity ceases to be an Affiliate; and

(v) unless prohibited by law, the Administrator may treat as an individual who is placed on a leave of absence pending termination as having incurred a Termination of Service at the beginning of such leave.

3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Board or Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors within the meaning of Rule 16b-3.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 14(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 5,000,000 Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b) Depletion and Replenishment of the Plan Reserve. When an Award is granted, the Share reserve described in Section 6(a) shall be reduced by the maximum number of Shares that may be issuable under such Award. To the extent that Shares are not issued under such Award for any reason, or Shares are issued but are either forfeited or cancelled pursuant to the terms of the Plan or the Award agreement, then such Shares shall be re-credited to the reserve described in Section 6(a) and may again be subject to new Awards.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

To the extent permitted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of the foregoing. Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10. Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Incentive Award, including but not limited to the (a) the Performance Goals and performance period, (b) the potential amount payable, (c) the timing of payment, and (d) whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies. .

12. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13. Transferability. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

14. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(a), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) (except as permitted by Section 16), or (B) an amendment that would diminish the protections afforded by Section 14(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award).

(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination (even if such Cause was not known at the time of termination), or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 16, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

15. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, then the Company or the Affiliate may satisfy such withholding requirement by:

(i) deducting cash from any payments of any kind otherwise due the Participant; or

(ii) withholding (or permitting the Participant to elect withholding of) Shares otherwise issuable under the Award;

(iii) cancelling (or permitting the Participant to elect the cancellation of) Shares otherwise vesting under the Award; or

(iv) permitting the Participant to tender back Shares received in connection with such Award or deliver other previously owned Shares; or

(v) requiring the Participant to pay cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts; provided that, if the Participant fails to make such payment or other satisfactory arrangements, then the Administrator may cancel the Award.

If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. If Shares are used to satisfy the withholding obligation, then the Fair Market Value of such Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company or its Affiliate to avoid an accounting charge.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

16. Adjustment and Change of Control Provisions.

(a) Adjustments. If the Company (i) is involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) subdivides or combines the Shares or declares a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) effects a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or effects any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) is involved in any other event which the Administrator determines necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6(a)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award.

In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an Award in exchange for the cancellation of all or a portion of the Award (without the individual’s consent) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, the Administrator is not authorized to make any adjustments to the extent such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Effect of Change of Control.

(i) In order to preserve a Participant’s rights under an Award in the event of a Change of Control, the Administrator in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period, or the deemed achievement of any Performance Goals, relating to the exercise or realization of the Award; (b) provide for the purchase of the Award for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable (or the cancellation of Awards in exchange for no payment to the extent that no cash or other property would be received upon the exercise or realization of the Award in such circumstances); (c) adjust the terms of the Award in the manner determined by the Administrator to reflect the Change of Control; (d) cause the Award to be assumed, or new right substituted therefor, by another entity; or (e) make such other provision as the Administrator may consider equitable and in the best interests of the Company.

(ii) Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

(d) Certain Modifications. Notwithstanding anything contained in this Section 16, the Board may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 16 if it determines that the operation of this Section 16 may prevent a transaction in which the Company, a Subsidiary or any Affiliate is a party from receiving desired tax treatment, including without limitation requiring that each Participant receive a replacement or substitute Award issued by the surviving or acquiring corporation.

17. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b) Application of Vesting. Notwithstanding any provision of an Award agreement to the contrary, unless prohibited by law, the Administrator may suspend the vesting of an Award during a Participant’s leave of absence and, as a result thereof, may extend the vesting date of the Award to take into account the period of such leave of absence.

(c) Compliance with Code Section 409A. Notwithstanding the terms of the Plan or any Award agreement to the contrary, if an Award is subject to Code Section 409A, or is eligible for deferral pursuant to a deferred compensation plan governed by Code Section 409A, then the provisions of Code Section 409A are incorporated into this Plan and such Award to the extent necessary for such Award to comply therewith, including the following:

(i) the term “Change of Control” and “Disability” shall have the meanings given in Code Section 409A;

(ii) the term “Termination of Service” shall mean a “separation from service” within the meaning of Code Section 409A; and

(iii) if the payment of compensation under an Award is made upon a Participant’s Termination of Service, and if such Participant is a “specified employee” within the meaning of Code Section 409A, then such payment shall not be made before a date that is six months after the date of the separation from service.

(d) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. All fractional Shares or other securities shall be cancelled without payment therefor, unless the Administrator determines that cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities.

(e) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(g) Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of [State], without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the State of Delaware.

(h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles. The title, label or characterization of an Award in an award agreement or in the Company’s public filings or other disclosures shall not be determinative as to which specific Award type is represented by the award agreement. Instead, the Administrator may determine which specific type(s) of Award(s) is(are) represented by any award agreement, at the time such Award is granted or at any time thereafter.

(j) Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.